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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS'

The Board of Directors
Qwest Communications International Inc.:

  We consent to the use of our report, dated February 19, 1997, except as to note 1, paragraph (i) and note 18, which are as of May 23, 1997, relating to the consolidated balance sheets of Qwest Communications International Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996, included herein, and the incorporation by reference, herein, of our report, dated February 19, 1997, except as to note 2, which is as of May 23, 1997, pertaining to the related consolidated financial statement schedules, which report appears in the registration statement on Form S-1 (No. 333-25391) of Qwest Communications International Inc., and to the reference to our firm under the headings "Summary Consolidated Financial and Operating Data," "Selected Consolidated Financial Data" and "Experts" in the registration statement.



                                                     KPMG Peat Marwick LLP

  Denver, Colorado
  June 27, 1997